Exhibit 5.5

May 7, 2021

Expedia, Inc.

1111 Expedia Group Way W.

Seattle, WA 98119

Re:	Expedia Group, Inc. Corporation Registration Statement on Form S-4 initially filed on May 7, 2021

Ladies and Gentlemen:

We have acted as special counsel to Expedia, Inc., a Washington corporation (“Expedia WA”), Cruise, LLC, a Washington limited liability company (“Cruise”), Hotels.com, L.P., a Texas limited partnership (“Hotels LP”), and Hotels.com, GP, LLC, a Texas limited liability company (“Hotels LLC” and, with Expedia WA, Cruise and Hotels LP, each a “Company” and collectively, the “Companies”), in connection with the guarantees by the Companies of the Exchange Notes (as defined below). Each Company is one of several guarantors (such guarantors, including the Companies, are hereinafter collectively referred to as the “Subsidiary Guarantors”) in connection with a registration statement on Form S-4 filed by the Companies’ ultimate parent company, Expedia Group, Inc., a Delaware corporation (the “Parent”), and the Subsidiary Guarantors with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 7, 2021 (the “Registration Statement”). The Parent will exchange up to (i) $500,000,000 aggregate principal amount of the Parent’s outstanding 3.600% Senior Notes due 2023 (the “Old 2023 Notes”), (ii) $750,000,000 aggregate principal amount of the Parent’s outstanding 4.625% Senior Notes due 2027 (the “Old 2027 Notes”) and (iii) $1,000,000,000 aggregate principal amount of the Parent’s outstanding 2.950% Senior Notes due 2031 (the “Old 2031 Notes” and, together with the Old 2023 notes and Old 2027 Notes, the “Old Notes”) and related guarantees for (x) an equal principal amount of the Parent’s 3.600% Senior Notes due 2023 (the “2023 Exchange Notes”), 4.625% Senior Notes due 2027 (the “2027 Exchange Notes”) and 2.950% Senior Notes due 2031 (the “2031 Exchange Notes” and, together with the 2023 Exchange Notes and 2027 Exchange Notes, the “Exchange Notes”) and (y) related guarantees of the Subsidiary Guarantors pursuant to the Indentures (as defined below), in each case registered under the Securities Act. We understand that the Exchange Notes will represent the same debt as the Old Notes and the Parent will issue (i) the 2023 Exchange Notes under the same Indenture as the Old 2023 Notes (as amended, supplemented or otherwise modified through the date hereof, the “2023 Notes Indenture”), dated July 14, 2020, by and among the Parent, the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee, (ii) the 2027 Exchange Notes under the same Indenture as the Old 2027 Notes (as amended, supplemented or otherwise modified through the date hereof, the “2027 Notes Indenture”), dated July 14, 2020, by and among the Parent, the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee, and (iii) the 2031 Exchange Notes under the same Indenture as the Old 2031 Notes (as amended, supplemented or otherwise modified through the date hereof, the “2031 Notes Indenture” and, together with the 2023 Notes Indenture and the 2027 Notes Indenture, the “Indentures”), dated March 3, 2021, by and among the Parent, the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee.

Expedia, Inc.

May 7, 2021

In connection with this opinion letter, we have examined originals or copies of such documents, records, certificates of public officials and certificates of officers of the Companies as we have considered necessary to provide a basis for the opinions expressed herein, including the following:

1.	Executed copies of the Indentures (including the related guarantees and forms of notes) as provided to us by the Companies;

2.	The Registration Statement;

3.	Restated Articles of Incorporation of Expedia WA, as amended, as certified by an officer of Expedia WA to be a true and complete copy of such Restated Articles of Incorporation, as amended, as of the date hereof;

4.	Bylaws of Expedia WA, as amended, as certified by an officer of Expedia WA to be a true and complete copy of such Bylaws, as amended, as of the date hereof;

5.	Certificate of Formation of Cruise, as certified by an officer of Cruise to be a true and complete copy of such Certificate of Formation as of the date hereof;

6.	Operating Agreement of Cruise, as certified by an officer of Cruise to be a true and complete copy of such Operating Agreement as of the date hereof;

7.	Certificate of Limited Partnership of Hotels LP, as amended, as certified by an officer of Hotels LP to be a true and complete copy of such Certificate of Limited Partnership of Hotels LP, as amended, as of the date hereof;

8.	Agreement of Limited Partnership of Hotels LP, as amended, as certified by an officer of Hotels LP to be a true and complete copy of such Agreement of Limited Partnership of Hotels LP, as amended, as of the date hereof;

9.	Articles of Organization of Hotels LLC, as amended, as certified by a manager of Hotels LLC to be a true and complete copy of such Articles of Organization of Hotels LLC, as amended, as of the date hereof;

10.	Amended and Restated Limited Liability Company Agreement of Hotels LLC, as certified by a manager of Hotels LLC to be a true and complete copy of such Amended and Restated Limited Liability Company Agreement of Hotels LLC, as of the date hereof;

Expedia, Inc.

May 7, 2021

11.	Certificate of Existence or Certificate of Fact, as the case may be, for each of the Companies, issued by the Washington Secretary of State or the Texas Secretary of State, as the case may be, dated April 20, 2021 and a bringdown letter for each of the Companies with respect to the State of Washington or the State of Texas, as the case may be, issued by CT Corporation, dated May 7, 2021 (collectively, the “Certificates of Existence”);

12.	Resolutions of the Board of Directors (or a committee thereof) of Expedia WA, certified by an officer of Expedia WA as of the date hereof;

13.	Resolutions of the sole member of Cruise, certified by an officer of Cruise as of the date hereof;

14.	Resolutions of the General Partner of Hotels LP, certified by an officer of Hotels LP as of the date hereof; and

15.	Resolutions of the sole member of Hotels LLC, certified by an officer of Hotels LLC as of the date hereof.

The documents listed in items 1 through 2 above are herein collectively referred to as the “Transaction Documents.”

As to matters of fact material to the opinions expressed herein, we have relied on (a) information in the Certificates of Existence (and all opinions based on these documents are as of the applicable dates of such documents and not as of the date of this opinion letter) and (b) information provided in certificates of officers of the Companies. We have not independently verified the facts so relied on.

We have relied, without investigation, on the following assumptions:

1.	Original documents reviewed by us are authentic, copies of original documents reviewed by us conform to the originals, and all signatures on executed documents are genuine.

2.	When the Exchange Notes (and related guarantees) proposed to be issued pursuant to the terms of the Indentures are issued, they will conform to the description of the 3.600% Senior Notes Due 2023, 4.625% Senior Notes Due 2027 and 2.950% Senior Notes Due 2031 (and related guarantees) in the Registration Statement.

3.	All individuals have sufficient legal capacity to perform their functions with respect to the Transaction Documents and the transactions contemplated by the Transaction Documents.

Expedia, Inc.

May 7, 2021

Based on the foregoing and subject to the qualifications and exclusions stated herein, we express the following opinions:

1.	Each Company is validly existing as a corporation, limited liability company or limited partnership, as the case may be, under the laws of the State of Washington or the State of Texas, as the case may be, and has the necessary corporate, limited liability company or limited partnership power, as the case may be, and authority to guarantee the Exchange Notes pursuant to the terms of the Indentures.

2.	Each Company’s guarantee of the Exchange Notes pursuant to the terms of the Indentures have been duly authorized by all necessary corporate or limited liability company action, as the case may be, and the Indentures have been validly authorized, executed and delivered by the Companies.

For purposes of expressing the opinions herein, we have examined the laws of the State of Washington and the State of Texas, and our opinions are limited to such laws.

The opinions expressed herein (a) are limited to matters expressly stated herein, and no other opinions may be implied or inferred and (b) are as of the date hereof (except as otherwise noted above). We disclaim any undertaking or obligation to update these opinions for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.

Wachtell, Lipton, Rosen & Katz may rely on the opinions expressed herein as if this opinion were addressed directly to it. You may refer to and produce a copy of this opinion letter in connection with the assertion of a defense as to which this opinion letter is relevant and necessary and in response to a court order. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm under the caption “Legal Matters” in the prospectus or any prospectus supplement which is part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the related rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ PERKINS COIE LLP